* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Exhibit 4.19

English translation for reference purpose only

Purchasing Contract
Ref. no.: JA4SAB09017
Dated on:2009-2-6
Signed at:Shanghai
Related Contract no.: 20060701

SELLER	Jinglong Group

TEL	0086-319-5856224	Fax	0086-319-5856224

ADD.	No.16, Jinglong Street, Ningjin, Hebei

BUYER	JingAo Solar Co., Ltd. on its own name and on behalf of the Related Companies involved in this Contract and listed or not listed herein

TEL	0086-21-60955851	Fax	0086-21-60955850

ADD.	No. 36 Jiangchang San Rd., Zhabei District, Shanghai, China/

The contract, made out, in Chinese & English, both version being equally authentic, by and between two Parties whereby Seller agrees to sell and Buyer agrees to buy the under mentioned goods subject to terms and conditions set forth hereinafter as follows:

Products and Price
Item	Description	Specification	Qty./PC	U. Price	Sub-Total
1	Mono-crystalline Silicon Wafer Mono125 6”
  1.    Crystal Growth Method: CZ
  2.    Wafer Diameter:150±0.4mm
  3.    Conductance Type: P
  4.    Dimensions:125±0.4mm
  5.    Growing Orientation: <100>±1.0°
  6.    Orientation departure: ≤2°
  7.    Dopant: B
  8.    Resistivity: 0.5-3 Ω.cm
  9.    Oxygen Concentration: ≤1.0×10[18]atoms/cm3
  10.  Carbon Concentration: ≤5.0×10[16]  atoms/cm3
  11.  Life Time: ≥12μs
  12.  Etching Pit: ≤1000pcs/cm3
  13.  Arc width departure（big and small angle）:Lmax-Lmin≤2mm
  14.  Surface Quality: No crack, no bvious saw mark, without obvious tactility, no pit, no V-type gap, no
			*** (March 2009 to December 2009)	the unit price is less than JASO’s average purchasing price of the current month, 17% VAT invoice will be

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

   hole; no glue left; surface cleaned, no abnormal spot, no stain.
  15.   Ｇap: Width*depth of gap<1*0.3mm2, no V-type gap, with total quantity ≤1
  16.   Tiny Luminance Edge: Length ≤1/2 of  Wafer dimension, width≤1/3 of wafer thickness
  17.   Edge defect width≤0.4mm,extension less than 0.8mm, with total quantity≤2,distance≥30mm
  18.   please refer to Appendix 4 for additional specifications
  19.   the unit price is less than JASO’s average purchasing price of the current month, 17% VAT  invoice will be issued at the end of each month to determine the price of current month issued at the end of each month to determine the price of current month
2	Mono-crystalline Silicon Wafer Mono156 8”
  1.     Conductance Type:P
  2.     Dopant: B
  3.     Crystal Growth Method:CZ
  4.     Orientation:〈100〉±1.0°
  5.     Orientation departure: ≤2°
  6.     Dimensions:156*156±0.4mm
  7.     Diameter:200±0.4mm
  8.     Resistivity:0.5-3 Ω.cm
  9.     Life time:≥12μs
  10.   Oxygen:≤1*10[18]atoms/cm3
  11.   Carbon:≤5*10[16]atoms/cm3
  12.   Etching Pit:≤1000个/cm3
Edge defect: width ≤0.4mm,extension less than 0.8mm, with total quantity≤ 2,distance ≥30mm
  13.  Surface Condition: No crack, no obvious saw mark, without obvious tactility, no pit，no V-type gap, no hole; no glue left; surface cleaned, no abnormal spot, no stain
  14.   Gap: Width*depth of gap ≤1*0.3mm2, no V-type gap, with total quantity ≤1
  15.   Tiny Luminance Edge: Length ≤1/2 of Wafer dimension, width≤1/3 of wafer thickness
  16.   Grain Size:≤10 个/cm2
  17.   Arc width departure （big and small angle）：Lmax-Lmin≤2mm
  18.   please refer to Appendix 4 for additional specifications
		*** (March 200 to December 2009)	the unit price is less than JASO’s average purchasing price of the current month, 17% VAT invoice will be issued at the end of each month to determine the price of current month
Total	VAT included RMB

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Payment
According to Long Term Contract 20060701, Buyer has paid *** to Seller.

As of the date of Nov.30th 2008, with *** of prepayment still outstanding. In this contract, *** shall be deducted from each mono125 wafer , *** shall be deducted from each momo156 wafer ,The remaining uneducated payment will be as payment pay for the goods for Dec.2009. The monthly remaining payment of the goods under this Contract shall be made by Buyer by the end of the month after both parties confirm the unit price of the wafer before the 17%VAT invoices offered by PARTY A within *** working days.

Invoice
In accordance with the instruction of Buyer, Seller will issue a 17%-VAT-included invoice with an invoice amount mutually agreed by Seller and Buyer．The VAT rate listed in such invoice shall be changed from time to time pursuant to any adjustments to VAT regulated by the applicable laws and regulations.

Delivery
Partial shipment allowed. Seller shall be deliver the goods equably according to monthly quantity with the COA to the pointed designation by Buyer. Detailed delivery quantities for each month can be found in appendix IV

Packing
Foam box inside and carton outside packing, well-protected and suitable for long-distance transportation against crash, breakage and damage. Seller shall be liable for any damages caused by the unconformity with the packing standards provided herein.

Transportation & Insurance	Seller shall be responsible for the transportation and insurance cost of all goods.
Acceptance	1. This contract is signed and sealed under the term of real effective specification COA documentation of the delivered goods.

 2.    Buyer should release the final acceptance according to the specification of this contract within *** days after receiving goods. Buyer should inform Seller in case of  any goods unqualified in written form, and Seller should promptly replace all the defective products with qualified ones within *** days from the date of receiving the written notice of Buyer.

1.    Related Company Definition：In relation to each Party, any Company directly or indirectly controlling or controlled by or under direct or indirect common control with such party. Control for the purpose of this definition means direct or indirect holding of (i) *** or more of the voting rights or (ii) *** or more of the registered capital of said company.

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Related Co.

  2.     List of Buyer’s Related Companies involved in this Contract：

 Shanghai JA Solar PV Technology Co., Ltd

 Address: Room 701, No.36 Jiang Chang San Rd. Shanghai

 Legal Representative: Jin Baofang

 JA Solar Technology Yangzhou Co., Ltd.

 Address: No.1 Jianhua Rd., Yangzhou, Jiangsu

 Legal Representative: Jin Baofang

  3.     Appendix I and Ⅱ—Guarantee Letter

         The Buyer’s Related Companies involved in this Contract shall execute a Guarantee Letter in the form as provided in Appendix I and Ⅱ attached hereto.

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Confidentiality Clause	Please see in Appendix Ⅲ-Confidentiality Guarantee
Breach of Faith & Termination
 1.    If Seller fails to replace all the defective product with qualified goods in *** days, Buyer is entitled, at its option, 1) to buy goods in replacement and recover the difference and any extra expense incurred between the contract price and the price in the substitute transaction; or 2) to purchase the raw material to produce the goods and recover the difference between the contract price and the expense on purchasing the raw materials and producing the goods together with any other related cost in the case that Buyer opts to purchase the raw material or have any third parties produced the goods; 3) or terminate this Contract if Seller breaches this Contract and Seller fails to cure the breach within *** days after receipt of written notice from Buyer and this Contract is terminated upon the arrival of such notice to Seller.

  2.   If Seller fails to provide goods or to provide goods according to required delivery date, in addition to the remedy in favor of Buyer provided in the aforesaid clause, Seller should pay *** of total contract value per day to Buyer. In the event the delay exceeds *** days, Buyer reserves the right to terminate the Contract via a written notice. In this case, this Contract is terminated upon the arrival of such notice to Seller. Seller should return back the remaining prepayment and payment within *** days which still outstanding since the terminate notice issued by buyer.

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Governing Law & Jurisdiction
 1.    The formation, validity, interpretation, performance and dispute settlement of this Contract shall be exclusively governed by the laws of the P. R. China.

 2.    In case of any disputes arising out of or relating to this Contract, either Party shall have right to submit such disputes to a competent court located in the place first above written where this Contract is signed.

Valid term
The contract is made in Chinese and English. In the event of any discrepancy, the Chinese version shall prevail. The contract is in 2 copies effective since being signed and sealed by both parties. And fax copies have same validity as originals. The appendix has the same effect of the contract .In case the contract cannot be reached，both parties may discuss over the matter, the discussion will be signed and sealed into agreement which has the same force adeffect with the contract.

Signature and Seal Page to Follow

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Signature and Seal Page

PARTY A	Jinglong Group	BUYER	JingAo Solar Co., Ltd.

Sign & Seal		Sign & Seal

Date		Date

Bank info	Ningjin Sub-branch, Bank of Industry and Commerce 0406001309300017454	Bank info	Ningjin Sub-branch, Bank of China 15054208091001

VAT	130528752412542	VAT	130528774419294

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Appendix I

Shanghai JA Solar PV Technology Co., Ltd. Undertaking Letter

The Company, Shanghai JA Solar PV Technology Co., Ltd., knows about the Contract JA4SAB09017 (hereinafter referred to as the “Contract”) made by and between Jinglong Group and JingAo Solar Co., Ltd. On February 6, 2009. The Company, as the affiliate of Buyer to the Contract, hereby applies to participate in the Contract as Buyer thereto.

The Company hereby irrevocably undertakes to be subject to the following clauses after participating in the Contract as Buyer:

1.	The Company knows and understands all provisions of the Contract and its annexes, and agrees to be subject to the Contract and its annexes;

2.
The Company will assume joint and several liability with other affiliates of Buyer participating in the Contract for the obligations and liabilities thereunder, and confirms that the performance of the contractual obligations hereunder by any affiliate of the other party shall be deemed that the other party has performed the contractual obligation to us.

3.
The Company cannot enjoy any right hereunder if the Company is unqualified with the conditions of a Related Company as set out in the Contract; however, the Company cannot be empted from the joint and several liability under the Contract.

Undertaker: Shanghai JA Solar PV Technology Co., Ltd

Legal representative/Authorized representative (signature) ：

Dated on：_________

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

AppendixⅡ

JA Solar Technology Yangzhou Co., Ltd. Undertaking Letter

 The Company, JA Solar Technology Yangzhou Co., Ltd., knows about the Contract JA4SAB09017 (hereinafter referred to as the “Contract”) made by and between Jinglong Group and JingAo Solar Co., Ltd. On February 6, 2009. The Company, as the affiliate of Buyer to the Contract, hereby applies to participate in the Contract as Buyer thereto.

The Company hereby irrevocably undertakes to be subject to the following clauses after participating in the Contract as Buyer:

1.	The Company knows and understands all provisions of the Contract and its annexes, and agrees to be subject to the Contract and its annexes;

2.
The Company will assume joint and several liability with other affiliates of Buyer participating in the Contract for the obligations and liabilities thereunder, and confirms that the performance of the contractual obligations hereunder by any affiliate of the other party shall be deemed that the other party has performed the contractual obligation to us.

3.
The Company cannot enjoy any right hereunder if the Company is unqualified with the conditions of a Related Company as set out in the Contract; however, the Company cannot be empted from the joint and several liability under the Contract.

Undertaker: JA Solar Technology Yangzhou Co., Ltd.

Legal representative/Authorized representative (signature) ：

Dated on：_________

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

AppendixⅢ

Confidentiality and Confidential Information

1.
The Parties (including the Related Companies participating in the Contract) acknowledge and agree that the clauses of the Contract and its annexes, as well as the information exchanged between the Parties in respect of the Contract (including information of investigation, technologies, product development, marketing plan, product, business and otherwise) shall be deemed as the “Confidential Information” of the disclosing party (hereinafter referred to as “Disclosing Party”). Exchange of the Confidential Information is to ensure the Parties can duly perform their respective obligations and liabilities hereunder. During the term of the Contract and one (1) year after the termination or rescission of the Contract, unless otherwise required by applicable laws, regulations or rules of security exchange firm, the receiving party, and its employees, attorneys, financial advisors, senior officers, directors and shareholders knowing the Confidential Information (hereinafter referred to as “Receiving Party”) may not use in any way the clauses of the Contract or any of the Confidential Information disclosed by the Disclosing Party, nor disclose, divulge or inform to any individual, enterprise, company or entity, except with prior written consent of the Disclosing Party. However, either party may disclose, divulge or inform the clauses of the Contract or any of the Confidential Information disclosed by the Disclosing Party to its affiliates if the affiliates undertake to keep confidential strictly pursuant to the Contract and they have to touch such information for performance of the Contract. Either party further agrees to perform due care obligation upon the Confidential Information disclosed by the other party pursuant to the Contract, in order to avoid announcement or disclosure, with a degree not less than the due care upon its own Confidential Information. However, either party shall perform reasonable due care upon the Confidential Information to avoid disclosure in case of following circumstances.

Confidential Information excludes:

1) the information which has been known by the Receiving Party at the time of disclosure from the Disclosing Party;

2) the information which is in public domain not due to the default of the Receiving Party;

3) the information which is received legally by the Receiving Party from any third parties on the basis of non-confidentiality obligation;

4) the information which is developed by the Receiving Party independently;

5) the information which the Disclosing Party has, pursuant to the Contract, issued a written authorization to disclose; or

6) the information which is to be disclosed by law or for submission of financial reports; however, the Receiving Party shall, if permitted, notify the Disclosing Party of the requirement for legal disclosure and, if appropriate, give a reasonable chance to the Disclosing Party for waiver of such disclosure.

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

2.
The Receiving Party shall keep secret the Confidential Information. The Receiving Party may not recopy or use such Confidential Information except for the performance of the obligations hereunder. The Receiving Party shall return all of the Confidential Information to the Disclosing Party upon performance of its obligations or if required by the Disclosing Party.

3.
The Receiving Party acknowledges and agrees that illegal use or disclosure of the Confidential Information will result unrecoverable losses to the Disclosing Party, therefore, losses to the Disclosing Party arising therefrom cannot be made up only reliance on legal remedies. Accordingly, if the Receiving Party is in material breach, or intends to be in breach, of the clause, the Disclosing Party shall not only exercise other rights and remedies, but also immediately apply for injunctive relief to prohibit such default.

4．
 The Parties (including the Related Companies accessing to the Confidential Information pursuant to the Contract) agrees that neither party may, without the other party’s prior consent, declare in public or release any notice, report, statement or information concerning the Contract, or transactions or clauses in respect of the Contract. However, either party or its affiliates may disclose the Contract if required by local authorities or applicable laws. Either party may not release the execution or the contents of the Contract until the Parties agree on the detailed items in respect of release.

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Appendix IV

March 2009 to December 2009

Supplier	Specification	March	April	May	June	July	August	September	October	November	December	Total (in ten thousands)
Jinglong Group	Mono1256”	***	***	***	***	***	***	***	***	***	***	***
	Mono1568”	***	***	***	***	***	***	***	***	***	***	***

Note: Both parties will determine the quantity ration of Mono 125 6” to Mono 156 8” for the following month within the last two weeks of each month, if the purchasing or supply amount of the current month fails to meet the requirement, the lacking amount will be added to the following quarter.

March 2009 to December 2009 Additional Specifications

Item		Specification of JingAo Solar	Specification performable by Jinglong Group
Mono 125	thickness	180±10um,center≥175μm	180±10um,center≥170μm

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

6"	camber	≤20 μm	≤30 μm
	TTV	≤20 μm	≤30 μm
	sawmark	≤15 μm	≤20 μm
Mono 156 8"	thickness	190±10um,center≥185μm	190±15μm,center≥185μm
	camber	≤20 μm	≤30 μm
	TTV	≤20 μm	≤35 μm
	sawmark	≤15 μm	≤20 μm

Note: from March 2009 to May 2009, the above specifications are performed according to the performable specifications of Party A (Jinglong Group) , from June 2009 to December 2009, the specifications are performed according to those of Party B (JingAo Solar), specifications not mentioned here shall be performed according to this Contract.

No. 36 Jiangchang San Rd., Zhabei District, Shanghai China
TEL: (86 21)60955851	FAX(86 21)60955850	WEBSITE: www.jasolar.com